UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 15, 2016

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement	3
Item 2.03 Creation of a Direct Financial Obligation	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EXHIBIT INDEX	5
Fourth Amendment to the Fourth Amended and Restated Credit Agreement, dated as of December 15, 2016, by and among Ensco plc, and Pride International, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2016, Ensco plc (the “Company”) and Pride International, Inc., a wholly owned subsidiary of the Company, entered into the Fourth Amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement, dated as of May 7, 2013 (as amended, the “Revolving Credit Facility”). The Amendment will, among other things, (i) permit the incurrence of indebtedness in connection with the issuance of $849,500,000 aggregate principal amount of 3.00% Exchangeable Senior Notes due 2024 issued by Ensco Jersey Finance Limited, a wholly owned subsidiary of the Company (“Ensco Jersey”), which notes are guaranteed by the Company, without the utilization of certain debt covenant basket capacity under the Revolving Credit Facility and (ii) provide that the obligations under the Revolving Credit Facility will be fully and unconditionally guaranteed by Ensco Jersey. All other terms of the Revolving Credit Facility remain unchanged.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1
Fourth Amendment to the Fourth Amended and Restated Credit Agreement, dated as of December 15, 2016, by and among Ensco plc, and Pride International, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	December 16, 2016	/s/ Tommy E. Darby Tommy E. Darby Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fourth Amendment to the Fourth Amended and Restated Credit Agreement, dated as of December 15, 2016, by and among Ensco plc, and Pride International, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent

5